                                                                    Exhibit 23.5

                      CONSENT OF JEFFERIES & COMPANY, INC.


     We hereby consent to the use of our name, the description of our opinion letter, dated November 21, 2001 under the caption "Opinion of D&E Communications' Financial Advisor", and to the inclusion of such opinion letter as Appendix C to Registration Statement of D&E Communications, Inc. on Form S-4, as amended on April 24, 2002, and in the joint proxy statement/prospectus which is part of the Registration Statement. By giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. In furnishing our opinion, we do not admit that we are an expert within the meaning of the term "expert" as used in the Securities Act nor do we admit that our opinion serves as a report or valuation within the meaning of the Securities Act.


                           JEFFERIES & COMPANY, INC.

                           By: /s/ M. Kent Warner
                               ----------------------
                               M. Kent Warner
                               Managing Director


                           Date:  23 April 2002